UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2026

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue
Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On July 14, 2026, SBA Communications Corporation (the “Company”) filed a prospectus supplement to its automatic shelf registration statement on Form S-3 (Registration No. 333-277527) with the Securities and Exchange Commission relating to the Company’s offering of $1,350,000,000 aggregate principal amount of 4.875% Senior Notes due 2030 (the “2030 notes”), $1,350,000,000 aggregate principal amount of 5.150% Senior Notes due 2031 (the “2031 notes”), and $800,000,000 aggregate principal amount of 5.450% Senior Notes due 2033 (the “2033 notes” and, together with the 2030 notes and the 2031 notes, the “notes”), which closed on July 23, 2026. This Current Report on Form 8-K is being filed solely for the purpose of filing the opinion of Greenberg Traurig, P.A. relating to the legality of the issuance and sale of the notes set forth in the prospectus supplement, which opinion is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Greenberg Traurig, P.A. (including the consent required with respect thereto)

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Name:	Marc Montagner
Title:	Executive Vice President and Chief Financial Officer

Date: July 23, 2026

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